Exhibit 99.4

Ads will run two times in each county.  Ad will be 6 7/16 X 10(3x10)

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Harbor Florida                                                          Share In
Bancshares, Inc.                                                      Our Future
--------------------------------------------------------------------------------

Harbor Florida Bancshares, Inc. is offering up to 13,225,000 shares.


You are invited...


                  to a Community Investor Meeting and Reception


Senior executives of Harbor Federal are hosting Community Investor Meetings. In addition to learning details about the stock offering, you'll be presented with information about Harbor Federal's business focus and results of operations.


                                    TBD DATE
                                    TBD PLACE
                                    TBD TIME


To receive a copy of the Prospectus or to make a reservation to attend the meeting, please call the Stock Information Center at (561) 466-6338 or (888) 613-2262 from 9:00 a.m. to 5:00 p.m., Monday through Friday.


This invitation is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus. The shares of Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

--------------------------------------------------------------------------------

Meeting Invitation
------------------

Harbor Florida                                                         Share Our
Bancshares, Inc.                                                          Future
--------------------------------------------------------------------------------

                       Community Investor Meeting Schedule

                Please call the Stock Information Center to make
                        your reservation: (561) 466-6338
                           Or toll free (888) 613-2262



                       Meeting Locations and times go here



This invitation is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus. The shares of Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

Meeting Invitation
------------------

Harbor Florida                                                         Share Our
Bancshares, Inc.                                                          Future
--------------------------------------------------------------------------------

                You Are Cordially Invited To a Community Investor
                 Meeting & Reception to Learn About the Plan of
                Conversion and Related Offering of Harbor Florida
             Bancshares, Inc. (the newly formed holding company for
                   Harbor Federal Savings Bank) Common Stock.


           See the reverse side of this card for the dates, times and locations of these meetings


  Senior executives of Harbor Federal will present information and answer your questions about Harbor Federal's Plan of Conversion and related Stock Offerings. You will also be presented with information about Harbor Federal Savings Bank's business focus and results of operations.


                               Seating is Limited


       Please call the Stock Information Center to make your reservation.
                                 (561) 466-6338
                                 (888) 613-2262


This invitation is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus. The shares of Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

            [Member Letter - Harbor Federal Savings Bank letterhead]


                                                             _____________, 1997

Dear Member:

     I am pleased to inform you that the Boards of Directors of Harbor Federal Savings Bank (the "Bank") and Harbor Florida Bancorp, Inc. ("Bancorp") and
Harbor Financial M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). Pursuant to the Plan of Conversion, the Bank will become a subsidiary of the newly formed stock holding company, Harbor Florida Bancshares, Inc. (the "Company"), and the existing shareholders of Bancorp (other than the MHC) will be issued shares of the Company's Common Stock in exchange for their shares of Bancorp Common Stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percentage of the Company as they had owned in Bancorp. In addition to the shares of Company stock to be issued in the Exchange, the Company is also offering up to 13,225,000 shares of common stock to the MHC's members, Bancorp's stockholders and members of the public (the "Conversion"). Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of Bancorp, and (iii) various regulatory approvals.

     Upon completion of the Conversion and Reorganization, your deposits and loans with the Bank will continue to be deposits and loans with the Bank; there will be no change in the balance, interest rate or maturity of deposits or loans because of this restructuring. Your deposits will continue to be insured by the Federal Deposit Insurance Corporation to the maximum amount permitted by law to the same extent as prior to the Conversion and Reorganization.

     We are asking depositors of the Bank as of October 31, 1997, the voting record date, as well as borrowers of the Bank as of January 6, 1994, who continue to be depositors and borrowers as of the Special Meeting, to vote FOR the Plan of Conversion. If you and/or members of your family have multiple accounts with the Bank, you may receive more than one proxy mailing. Federal regulations do not allow the combining of accounts unless they represent identical forms of ownership. Please vote all proxy cards found in the front of the mailing envelope and return them today in the enclosed postage-paid envelope, even if you plan to attend the meeting. Your vote FOR the Conversion and Reorganization will not require you to buy any stock. A Proxy Statement relating to the Conversion and Reorganization is enclosed.

     As part of this process, the Company is offering shares of its Common Stock in accordance with federal regulations. You may take advantage of your nontransferable right to purchase shares directly from the Company, without commission or fee. We have enclosed a package of information, including an Order Form and a Prospectus, which will help you learn more about the merits of Harbor Florida Bancshares, Inc. Common Stock as an investment. Please read and review the materials carefully. The deadline for ordering stock is 12:00 noon, Florida Time, on ______________, 1997.

     If you have any questions about the Conversion and Reorganization, please call (561) 466-6338 or toll-free at (888) 613-2262 or stop by the Stock Information Center located at 116 North Second Street in Fort Pierce between 9:00 a.m. and 5:00 p.m., Florida Time, Monday through Friday. We have also enclosed an invitation to an informational community meeting where you can learn more about the Conversion and Reorganization. Please call the Stock Information Center to reserve a seat.

     Thank you for giving these matters your attention and timely consideration.

                                        Sincerely,


                                        Michael J. Brown, Sr.
                                        President and Chief Executive Officer

The shares of Common Stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

        [Closed Account Letter - Harbor Federal Savings Bank Letterhead]


                                                             _____________, 1997

Dear Friend:

     I am pleased to inform you that the Boards of Directors of Harbor Federal Savings Bank (the "Bank") and Harbor Florida Bancorp, Inc. ("Bancorp") and
Harbor Financial M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). Pursuant to the Plan of Conversion, the Bank will become a subsidiary of the newly formed stock holding company, Harbor Florida Bancshares, Inc. (the "Company"), and the existing shareholders of Bancorp (other than the MHC) will be issued shares of the Company's Common Stock in exchange for their shares of Bancorp Common Stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percentage of the Company as they had owned in Bancorp. In addition to the shares of Company stock to be issued in the Exchange, the Company is also offering up to 13,225,000 shares of common stock to the MHC's members, Bancorp's stockholders and members of the public (the "Conversion"). Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of Bancorp, and (iii) various regulatory approvals.

     As part of the Conversion, the Company is offering shares of its Common Stock in accordance with federal regulations. Because you had a deposit account with the Bank as of either July 31, 1996 or September 30, 1997 but closed the account prior to October 31, 1997, you are entitled to purchase the Common Stock being offered but may not vote on the Plan of Conversion. You may take advantage of your nontransferable right to purchase shares directly from the Company, without paying a commission or fee. We have enclosed a package of information, including an Order Form and a Prospectus, which will help you learn more about the merits of the Company's Common Stock as an investment. Please read and review the materials carefully. The deadline for ordering stock is 12:00 noon, Florida Time, on ________, 1997.

     If you have any questions about the Conversion and Reorganization, please call (561) 466-6338 or toll-free at (888) 613-2262 or stop by the Stock Information Center located at 116 North Second Street in Fort Pierce between 9:00 a.m. and 5:00 p.m., Florida Time, Monday through Friday. We have also enclosed an invitation to an informational community meeting where you can learn more about the Conversion and Reorganization. Please call the Stock Information Center to reserve a seat.

     Thank you for giving these matters your attention and timely consideration.

                                        Sincerely,


                                        Michael J. Brown, Sr.
                                        President and Chief Executive Officer

The shares of Common Stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by an Order Form.

     [Prospective Investor Letter - Harbor Federal Savings Bank letterhead]


                                                             _____________, 1997

Dear Prospective Investor:

     I am pleased to announce that Harbor Federal Savings Bank (the"Bank") and its mutual holding company, Harbor Financial M.H.C. and Harbor Florida Bancorp, Inc.("Bancorp") are converting and reorganizing into the stock holding company structure (the "Conversion"). In conjunction with this Conversion, the newly formed stock holding company Harbor Florida Bancshares, Inc. (the "Company"), the proposed stock holding company for the Bank, is offering shares of Common Stock in Subscription, Public Stock and Community Offerings.

     We have enclosed the following materials that will help you learn more about investing in the Company's Common Stock. Please read and review the materials carefully before making an investment decision.

     PROSPECTUS: This document provides detailed information about the proposed stock offerings and about the Company's operations.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offerings are found in this pamphlet.

     INVITATION: We are hosting informational community meetings where you can learn more about the Conversion and Stock Offerings. Please call the Stock Information Center to reserve a seat in the meeting of your choice.

     STOCK ORDER AND CERTIFICATION FORM: These forms are used to purchase stock by properly executing them and returning them with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Florida Time, on ____________, 1997.

     We invite you to become a stockholder of the Company. Through this offering, you have the opportunity to buy stock directly from the Company without paying a commission or fee.

     If you have any questions about the Conversion and Reorganization, please call (561) 466-6338 or toll-free at (888) 613-2262 or stop by the Stock Information Center located at 116 North Second Street in Fort Pierce between 9:00 a.m. and 5:00 p.m., Florida Time, Monday through Friday.

     Thank you for giving these matters your attention and timely consideration.

                                        Sincerely,


                                        Michael J. Brown, Sr.
                                        President and Chief Executive Officer

The shares of Common Stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

                     [Broker Dealer Letter - FBR Letterhead]






To Members and Friends of Harbor Federal Savings Bank and Stockholders of Harbor Florida Bancorp, Inc.:

     Friedman, Billings, Ramsey & Co., Inc., a member of the National Association of Securities Dealers ("NASD"), is assisting Harbor Federal Savings Bank (the "Bank") and Harbor Florida Bancorp, Inc. ("Bancorp") with their conversion and reorganization into a newly formed stock holding company, Harbor Florida Bancshares, Inc. (the "Company") and its concurrent offerings of shares of Common Stock.

     At the request of the Company, we are enclosing materials explaining this process and your opportunity to invest in shares of the Company's Common Stock being offered to customers, stockholders and the community through ___________, 1997. Please read the enclosed offering materials carefully. The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

     If you have any questions about the Conversion and Reorganization, please call (561) 466-6338 or toll-free at (888) 613-2262 or stop by the Stock Information Center located at 116 North Second Street in Fort Pierce between 9:00 a.m. and 5:00 p.m., Florida Time, Monday through Friday.

                                        Very truly yours,


                                        Friedman, Billings, Ramsey & Co., Inc.

The shares of Common Stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

           [Stockholder Letter -- STREET HOLDERS#1 -- HARB letterhead]


                                                             _____________, 1997

Dear Stockholder:

     I am pleased to inform you that the Boards of Directors of Harbor Federal Savings Bank (the "Bank") and Harbor Florida Bancorp, Inc. ("Bancorp") and
Harbor Financial M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). Pursuant to the Plan of Conversion, the Bank will become a subsidiary of the newly formed stock holding company, Harbor Florida Bancshares, Inc. (the "Company"), and the existing shareholders of Bancorp (other than the MHC) will be issued shares of the Company's Common Stock in exchange for their shares of Bancorp Common Stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percentage of the Company as they had owned in Bancorp. In addition to the shares of Company stock to be issued in the Exchange, the Company is also offering up to 13,225,000 shares of common stock to the MHC's members, Bancorp's stockholders and members of the public (the "Conversion"). Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of Bancorp, and (iii) various regulatory approvals.

     We are asking stockholders of Bancorp as of October 31, 1997, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope labeled Proxy Card. Your vote FOR the Conversion will not require you to buy any additional stock in the Conversion. A Proxy Statement relating to the Conversion is enclosed.

     We have enclosed the following materials that will help you learn more about the merits of the Company's Common Stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about the Bank's operations and the proposed stock offerings.

     QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offerings are found in this pamphlet.

     INVITATION: We are hosting informational community meetings where you can learn more about the Conversion and Stock Offerings. Please call the Stock Information Center to reserve a seat in the meeting of your choice.

You may obtain a Stock Order Form and Certification Form by contacting the Bank.

     STOCK ORDER AND CERTIFICATION FORMS: These forms are used to purchase stock by properly executing them and returning them with your payment in the enclosed envelope labeled Order Forms. The deadline for ordering stock is 12:00 noon, Florida Time, on ___________, 1997.

     We are inviting our customers, existing stockholders and the general public to become stockholders of the Company. Through this offering you have the opportunity to buy additional stock directly from the Company without paying a commission or fee.

     If you have any questions about the Conversion and Reorganization, please call (561) 466-6338 or toll-free at (888) 613-2262 or stop by the Stock Information Center located at 116 North Second Street in Fort Pierce between 9:00 a.m. and 5:00 p.m., Florida Time, Monday through Friday.

     Thank you for giving these matters your attention and timely consideration.

                                        Sincerely,


                                        Michael J. Brown, Sr.
                                        President and Chief Executive Officer

The shares of Common Stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

           [Stockholder Letter REGISTERED HOLDERS -- HARB letterhead]


                                                             _____________, 1997

Dear Stockholder:

     I am pleased to inform you that the Boards of Directors of Harbor Federal Savings Bank (the "Bank") and Harbor Florida Bancorp, Inc. ("Bancorp") and
Harbor Financial M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"). Pursuant to the Plan of Conversion, the Bank will become a subsidiary of the newly formed stock holding company, Harbor Florida Bancshares, Inc. (the "Company"), and the existing shareholders of Bancorp (other than the MHC) will be issued shares of the Company's Common Stock in exchange for their shares of Bancorp Common Stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percentage of the Company as they had owned in Bancorp. In addition to the shares of Company stock to be issued in the Exchange, the Company is also offering up to 13,225,000 shares of common stock to the MHC's members, Bancorp's stockholders and members of the public (the "Conversion"). Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of Bancorp, and (iii) various regulatory approvals.

     We are asking stockholders of Bancorp as of October 31, 1997, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope labeled Proxy Card. Your vote FOR the Conversion will not require you to buy any additional stock in the Conversion. A Proxy Statement relating to the Conversion is enclosed.

     We have enclosed the following materials that will help you learn more about the merits of the Company's Common Stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about the Bank's operations and the proposed stock offerings.

     QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offerings are found in this pamphlet.

     INVITATION: We are hosting informational community meetings where you can learn more about the Conversion and Stock Offerings. Please call the Stock Information Center to reserve a seat in the meeting of your choice.

     STOCK ORDER AND CERTIFICATION FORMS: These forms are used to purchase stock by properly executing them and returning them with your payment in the enclosed envelope labeled Order Forms. The deadline for ordering stock is 12:00 noon, Florida Time, on ____________, 1997.

     We are inviting our customers, existing stockholders and the general public to become stockholders of the Company. Through this offering you have the opportunity to buy additional stock directly from the Company without paying a commission or fee.

     If you have any questions about the Conversion and Reorganization, please call (561) 466-6338 or toll-free at (888) 613-2262 or stop by the Stock Information Center located at 116 North Second Street in Fort Pierce between 9:00 a.m. and 5:00 p.m., Florida Time, Monday through Friday.

     Thank you for giving these matters your attention and timely consideration.

                                        Sincerely,


                                        Michael J. Brown, Sr.
                                        President and Chief Executive Officer

The shares of Common Stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

        [Stockholder Letter -- NoBo's -- 2nd mailing -- HARB Letterhead]


                                                             _____________, 1997

Dear Stockholder:

     Under separate cover on this date, we forwarded to you information regarding the Plan of Conversion of Harbor Financial M.H.C. (the "MHC") and Reorganization between the MHC and Harbor Florida Bancorp, Inc. ("Bancorp") and its wholly owned subsidiary Harbor Federal Savings Bank (the "Bank") and the offering of Common Stock by the newly formed stock holding company, Harbor Florida Bancshares, Inc. (the "Company").

     As a result of certain requirements, we could not forward a Stock Order Form and Certification Form with the other packet of materials. They are enclosed herein, along with a Prospectus.

     The deadline for ordering the Company's Common Stock is at 12:00 noon, Fort Pierce, Florida Time, on ___________, 1997.

     If you have any questions about the Conversion and Reorganization, please call (561) 466-6338 or toll-free at (888) 613-2262 or stop by the Stock Information Center located at 116 North Second Street in Fort Pierce between 9:00 a.m. and 5:00 p.m., Florida Time, Monday through Friday.

                                        Sincerely,


                                        Michael J. Brown, Sr.
                                        President and Chief Executive Officer

The shares of Common Stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

               [Dear Member "Dark Blue Sky" & Foreign Accounts --
                     Harbor Federal Savings Bank letterhead]


                                                             _____________, 1997

Dear Member:

     I am pleased to announce that Harbor Federal Savings Bank (the"Bank") and its mutual holding company, Harbor Financial M.H.C. and Harbor Florida Bancorp, Inc.("Bancorp") are converting and reorganizing into the stock holding company structure (the "Conversion"). In conjunction with this Conversion, the newly formed stock holding company Harbor Florida Bancshares, Inc. (the "Company"), the proposed stock holding company for the Bank, is offering shares of Common Stock in Subscription, Public Stock and Community Offerings.

     Unfortunately, the Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Company.

     However, as a member of Harbor Federal, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on December __, 1997. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

     If you have any questions about the Conversion and Reorganization, please call (561) 466-6338 or toll-free at (888) 613-2262 or stop by the Stock Information Center located at 116 North Second Street in Fort Pierce between 9:00 a.m. and 5:00 p.m., Florida Time, Monday through Friday.

     Thank you for giving these matters your attention and timely consideration.

                                        Sincerely,


                                        Michael J. Brown, Sr.
                                        President and Chief Executive Officer

The shares of Common Stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

================================================================================


                                   Proxy Gram


We recently forwarded to you information advising that the Board of Directors of Harbor Federal Savings Bank had received regulatory approval to reorganize into the stock holding company form of ownership.

Your vote on our Plan of Conversion has not yet been received.
--------------------------------------------------------------
Failure to Vote has the Same Effect as Voting Against the Plan of Conversion.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Plan does not obligate you to purchase stock; Approval of the Plan will not affect the terms or insurance of your accounts.

The Board of Directors unanimously recommends that you vote "FOR" the Plan.
---------------------------------------------------------------------------


HARBOR FEDERAL SAVINGS BANK


Michael J. Brown, Sr.
President and Chief Executive Officer


If you mailed the proxy, please accept our thanks and disregard this request. For further information call our Stock Information Center at (561) 466-6338 or toll free (888) 613-2262.

The Common Stock is not a deposit or account and is not federally insured or guaranteed. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus accompanied by the Order Form.

================================================================================

                                      STOCK

                                    OFFERING

                                    QUESTIONS

                                       and

                                     ANSWERS





                                Harbor Florida
                                Bancshares, Inc.


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STOCK OFFERING
QUESTIONS & ANSWERS

Facts about the Conversion
--------------------------

The Board of Directors of Harbor Florida Bancorp, Inc. ("Bancorp") and its wholly owned subsidiary Harbor Federal Savings Bank ("Harbor" or the "Bank") and Harbor Financial M.H.C. (the "MHC") unanimously adopted a Plan of Conversion and Reorganization (the "Plan") to convert from a mutual holding company structure to a newly formed stock holding company, Harbor Florida Bancshares, Inc. (the "Company"). We refer to this as the Conversion and Reorganization (the "Conversion").

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Harbor Florida Bancshares, Inc.

Investment in the stock of the Company involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".


Why are Bancorp and its subsidiary, the Bank, and the MHC converting to the stock holding company structure?

The stock holding company form of ownership is used by most business corporations and an increasing number of banks and savings institutions. Through the sale of the stock, the Company will raise additional capital enabling it to:

o Purchase all the capital stock of the Bank, contributing the remaining proceeds to the Bank. The Bank, in turn, will utilize these funds to support and broaden its range of its products and services offered; and

o Allow customers of the Bank and friends to purchase stock and share in the Company and the Bank's future.

Will the Conversion affect any of my deposit accounts or loans?

No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock. The Common Stock purchased from the Company, however, cannot and will not be insured by the FDIC or any other governmental authority.

Who is eligible to purchase stock in the offerings?

Depositors and borrowers of Harbor as of certain dates, the Company's Employee Stock Ownership Plan, the Bancorp's public stockholders, and members of the general public.

How many shares of stock are being offered and at what price?

The Company is offering up to 13,225,000 shares of Common Stock at a price of $10.00 per share through the Prospectus. Shares held by Bancorp stockholders will also be exchanged.

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I am an existing shareholder. How will my stock be treated?

Each share of Bancorp common stock will automatically be converted into shares of the Company's Common Stock according to a ratio that will result in you retaining the same aggregate percentage ownership in the Company's Common Stock after Conversion, adjusted downward pursuant to Office of Thrift Supervision policy to reflect the assets contributed by the MHC. Depending on where the offering closes in the Offering Range, an Exchange Ratio ranging from approximately 3.68 to 4.98 (5.73 at the adjusted Maximum) Exchange Shares of Company Common Stock will be applied to each share of Bancorp common stock.

How much stock may I buy?

The minimum order is 25 shares. The maximum purchase limit for any person, including Exchange Shares, is $500,000 and for associates of or persons acting in concert the maximum purchase limitation, including Exchange Shares, is $4,750,000.

No order which, when combined with Exchange Shares, exceeds $500,000 will be accepted.

Do members have to buy stock?

No. The Conversion, however, will allow the Bank's depositors and borrowers an opportunity to buy stock and become initial stockholders of the holding company for the bank with which they do business.

How do I order stock?

You must complete the enclosed Stock Order Form and the Certification Form. Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by Harbor Federal by 12:00 p.m. Florida Time on ___________, 1997.

How may I pay for my shares of stock?

First, you may pay for stock by check, cash (if delivered in person) or money order. Interest will be paid by the Bank on these funds at the passbook rate, which is currently 1.70% APY, from the day the funds are received until the completion or termination of the Conversion.

You may also authorize us to withdraw funds from your Harbor Federal savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the completion or termination of the Conversion.

Can I purchase shares using funds in my Harbor Federal IRA account?

Federal regulations do not permit the purchase of conversion stock in your existing Harbor Federal IRA account. To accommodate our depositors, however, we have made arrangements to have funds transferred into self-directed IRA accounts with a third party broker-dealer to allow for such purchases. Please call our Stock Information Center at (561) 466-6338 or toll free at (888) 613-2262 for additional information.

Will the stock be insured?

No. Like any other common stock, the Company's Common Stock will not be insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

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Will dividends be paid on the stock?

The Board of Directors of the Company intends to declare cash dividends on the Common Stock commencing with the first quarter following the consummation of the Conversion. It is expected that the dividend will be $.24 per share at the maximum as adjusted. There can, however, be no assurance that such dividends will not be reduced or eliminated in the future.

How will the stock be traded?

The Company's Common Stock will trade on the Nasdaq National Market under the symbol "HARB". However, no assurances can be given that an active and liquid market will develop.

Must I pay a commission?

No. You will not be charged a commission or fee on the purchase of shares in the Conversion.

Should I vote?

Yes.  Your "Yes" vote is very important!

Why did I get several proxy cards?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

How many votes do I have?

Your proxy card(s) show the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date.

May I vote in person at the Special Meeting?

Yes, but we would still like you to sign and mail your proxy card early. If you decide to revoke your proxy you may do so by giving notice at the Special Meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER AT (561) 466-6338 or toll free at (888) 613-2262, between 9:00 a.m. and 5:00 p.m. Monday through Friday.

The shares of Common Stock offered in the Conversion and Reorganization are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus accompanied by the Order Form.